Exhibit 10.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT

AMENDED AND RESTATED
PROMISSORY NOTE
(Unsecured)

$1,089,685	June 15, 2010

This Amended and Restated Secured Promissory Note ( “Note”) amends and restates in its entirety that certain 10% Unsecured  Promissory Note, dated March 12, 2010,  issued by Gulf United Energy, Inc., a Nevada corporation (“Maker”) in favor of James Askew (with his permitted successors and assigns, the “Holder”).

FOR VALUE RECEIVED, Maker hereby unconditionally promises to pay to the order of Holder, at 3 Riverway, 18th Floor, Houston, Texas, 77056, or at such other address given to Maker by Holder, the principal sum of ONE MILLION EIGHTY NINE THOUSAND SIX HUNDRED EIGHTY FIVE AND NO/100 DOLLARS ($1,089,685), in lawful money of the United States of America, together with interest on the unpaid principal balance at the rate of 10% per annum.

1.           Accrued interest shall be payable on June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011, beginning on June 30, 2010.  The entire unpaid balance of this Note, including all unpaid and accrued interest, shall be due and payable upon the earlier of (i) March 31, 2011 or (ii) the New Financing Date (the “Maturity Date”).  Payments of any sums due to the Holder and/or holder under the terms of this Note shall be made in United States Dollars by check or wire transfer at the option of Maker.  If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas.

2.           For purposes of this Note, the term “New Financing Date” means the third business day after the date on which Maker closes any equity or equity equivalent financing in which Maker receives gross proceeds of at least Ten Million Dollars ($10,000,000) or more or the last of any such equity or equity equivalent financing which in the aggregate equal gross proceeds of $10,000,000 or more to Maker. All such gross proceeds are determined before deduction of any fees or other expenses or disbursements of any kind in connection with the relevant transaction, offering or placement of securities.

3.           Maker is a party to that certain joint venture agreement, dated July 10, 2006 (“Joint Venture Agreement”), by and between Maker and Cia Mexicana de Gas Natural, S.A. de C.V., pursuant to which Maker acquired a 24% equity interest in Fermaca Gas de Cancun, S.A de C.V. (“Fermaca Gas”) and a 24% equity interest in Fermaca LNG de Cancun, S.A. de C.V. (“Fermaca LNG”).  In the event Maker sells all or a portion of its equity interests in Fermaca Gas or Fermaca LNG, Maker shall pay to Holder an amount equal to 100% of the net proceeds of such sale or sales towards the repayment of this Note, with such amounts being applied first to accrued interest and next to the principal due under this Note.

4.           If the net proceeds from the sale of the equity interests in Fermaca Gas and Fermaca LNG as described in Section 3 are not sufficient to pay in full the principal and accrued interest due under this Note, then Holder shall thereafter have the right to convert all or a portion of such unpaid principal and accrued interest into shares of Maker’s common stock.  The number of shares of Maker’s common stock issuable upon a conversion as set forth this Section 4 shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of, and accrued interest on, this Note to be converted by (y) $0.15.  Holder shall effect such conversion by delivering to Maker a notice of conversion, specifying therein the amount of principal and accrued interest of the Note to be converted and the date on which such conversion is to be effected.  The Maker shall, as soon as practicable after conversion, issue and deliver to Holder at his/hers/its principal office a certificate or certificates for the number of shares of commons stock to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Maker).  No fractional shares of Maker common stock shall be issued upon conversion of this Note.  In lieu of Maker issuing any fractional shares to Holder upon conversion of this Note, the number of shares issued upon the conversion of this Note shall be rounded up to the nearest whole share.  For avoidance of doubt, this Note shall not be convertible as set forth in this Section 4 until Maker closes the sale of its equity interests in Fermaca Gas and Fermaca LNG.

5.           In the event the Maker shall at any time after the date of this Note and prior to the date the Note is paid in full: (i) declare a dividend on shares of its common stock payable in shares of any class of capital stock of Maker, (ii) subdivide the outstanding shares of its common stock into a greater number of shares of common stock, (iii) combine the outstanding shares of its common stock into a smaller number of shares pursuant to a reverse split, or (iv) issue any shares of capital stock in a reclassification of shares of the common stock (including any such reclassification in connection with a consolidation or merger in which Maker is the continuing corporation), then in such event the number and kind of shares of capital stock issued upon conversion of this Note shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares of capital stock corresponding to the number and kind of shares which the Holder would have been entitled to receive shares of common stock to be issued upon the conversion of this Note had been issuable and issued immediately prior to such date. For the avoidance of doubt, in the case of a reverse split, the number of shares which Holder would be entitled to receive upon a conversion of this Note pursuant to Section 4 would be reduced to the applicable fraction (e.g., one-tenth to one-fifteenth) of the number of shares of common stock which Holder would have received or been able to purchase upon an issuance, conversion or exercise occurring immediately prior to the reverse split, at a conversion price equal to the corresponding multiple (e.g., ten to fifteen times) of the price in effect before the reverse split, resulting in the same aggregate price or value being deemed received or required to be paid upon exercise as would have been applicable immediately preceding the reverse split.

6.           Maker acknowledges and agrees that this Note issued to Holder ranks senior in right and priority of payment to all other indebtedness of Maker.  Until repayment in full of this Note, Maker shall not incur, create, assume, guarantee or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the indebtedness represented by the Note.

7.           This Note shall be unsecured obligation of Maker.

8.           If default occurs in the payment of any principal or interest when due hereunder, or upon Maker’s insolvency, the appointment of a receiver of all or any part of Maker’s property, an assignment for the benefit of creditors of Maker, or the commencement of any proceeding under any bankruptcy, insolvency or debtor relief laws by or against Maker, the Holder hereof may, at its option, declare the entirety of this Note, principal and interest, immediately due and payable, and pursue any and all other remedies available to it at law or in equity.  If this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through bankruptcy, or other judicial proceedings, then Maker shall pay Holder all costs of collection, including reasonable attorney’s fees and court costs, in addition to other amounts due.  Maker agrees that if Maker defaults in the payment of any payment required hereunder, whether payment of principal or interest, Maker promises to pay, on demand, interest on any such unpaid amounts, from the date the payment is due to the date of actual payment, at the rate of the lesser of (i) eighteen percent (18%) per annum; and (ii) the maximum nonusurious rate permitted by applicable law.

9.           Holder hereby represents and warrants to Maker that (i) Holder has been advised that this Note (and the shares of common stock issuable upon the conversion of this Note) have not been registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws and that they must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or any exemption from such registration is available, and (ii) Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

10.           In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

11.           Each right, power, and remedy of the Holder as provided for in this Note, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers, or remedies.  No failure or delay by the Holder to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Holder from exercising any such right, power, or remedy at a later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Holder shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an event of default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

12.           Any provision herein, or in any document securing this Note, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Holder nor any holder hereof shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Holder or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person, partnership, firm or corporation primarily obligated to pay this Note at the time in question.  If any construction of this Note or any document securing this Note, or any and all the papers, agreements or commitments, indicate a different right given to Holder or any holder hereof to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, and all other instruments securing the payment of this Note or executed or delivered in connection herewith shall in all things comply with applicable law and proper adjustments shall automatically be made accordingly.

13.           Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty.  Maker and any other party ever liable for payment of any sums of money payable on the Note, jointly and severally, waive presentment, protest and notice of protest and nonpayment, notice of acceleration or other notice of default.

14.           This Note is being executed and delivered, and is intended to be performed, in the State of Texas.  Except to the extent that the laws of the United State may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

MAKER

Gulf United Energy, Inc.

By:_______________________
Name:_______________________
Title:_______________________

ACKNOWLEDGED AND AGREED

PAYEE

______________________
James. M. Askew